     As filed with the Securities and Exchange Commission on March 18, 1997.
                         Registration Statement No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------

                                EATON CORPORATION
             (Exact name of registrant as specified in its charter)

            OHIO                                               34-0196300
 (State or other jurisdiction of                           (I.R.S. employer
 incorporation or organization)                           identification no.)

                       Eaton Center, Cleveland, Ohio 44114
                    (Address of principal executive offices)

                  Eaton Non-Employee Director Fee Deferral Plan
                            (Full title of the plan)

                                 --------------

                            E. R. Franklin, Secretary
                                Eaton Corporation
                       Eaton Center, Cleveland, Ohio 44114
                                 (216) 523-4103
          (Name, address, and telephone number, including area code, of agent for service)

                                 --------------

    Approximate date of offering hereunder: As soon as practicable after the effective date of this Registration Statement.

                                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------
   Title of                                          Proposed                   Proposed
  securities               Amount                    maximum                    maximum                   Amount of
    to be                   to be                    offering price             aggregate                 registration
  registered              registered                 per share                  offering price            fee
----------------------------------------------------------------------------------------------------------------------
Common Shares,
with a par value
of $.50 each,              30,000 shs.               $ 73.07 (1)                $ 2,192,100 (1)           $ 664.27 (1)
and the associated
Rights (1)

(1) Estimated solely for purposes of calculating the registration fee pursuant to Section 6(a) under the Securities Act of 1933, as amended.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

 Item 3. Incorporation of Documents by Reference.
         ----------------------------------------

                  The following documents filed by Eaton Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

(a)       The Company's Annual Report on Form 10-K for the year ended December
          31, 1995;

(b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") since December 31, 1995; and

(c) A description of the Common Shares, with a par value of $.50 each, of the Company ("Eaton Common Shares") set forth in the Company's Registration Statement under the 1934 Act, as amended to date, filed with the Commission pursuant to Section 12 of the 1934 Act.

                  All reports and other documents subsequently filed by the Company pursuant to Sections 13, 14 and 15(d) of the 1934 Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such reports and documents.

 Item 4. Description of Securities.
         --------------------------

                  The Eaton Common Shares are registered under Section 12 of the 1934 Act and, accordingly, no description is provided hereunder.

 Item 5. Interests of Named Experts and Counsel.
         --------------------------------------

                  Not applicable.

 Item 6. Indemnification of Directors and Officers.
         ------------------------------------------

                  Paragraph (E) of Section 1701.13 of the Ohio Revised Code grants each corporation organized under the laws of the State of Ohio, such as the Company, power to indemnify its directors, officers and other specified persons. Provisions relating to indemnification of directors and officers of the Company and other specified persons have been adopted pursuant to the Ohio law and are contained in Article IV, Section 2 of the Company's Amended Regulations. Under the Amended Regulations, the Company shall indemnify any director, officer or other specified person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her by reason of the fact that he is or was such director, officer or other specified person, to the full extent permitted by applicable law. The foregoing statement is subject to, and only part of, the detailed provisions of the Ohio Revised Code and Eaton's Amended Regulations referred to herein.

                  The Company has entered into Indemnification Agreements with all of its officers and directors. The Agreements provide that the Company shall indemnify such directors or officers to the full extent permitted by law against expenses actually and reasonably incurred by them in connection with any claim filed against them by reason of anything done or not done by them in such capacity. The Agreements also require the Company to maintain director and officer insurance which is no less favorable to the director and officer than the insurance in effect on April 27, 1988 (the date of the Agreements), and to establish and maintain an escrow account of up to $10 million to fund the Company's obligations under the Agreements, except that the Company is required to fund the escrow only upon the occurrence of a change of control of the Company, as defined under the Agreements.

                  The Company also maintains insurance coverage for the benefit of directors and officers with respect to many types of claims that may be made against them, some of which claims may be in addition to those described in
Section 2 of Article IV of the Amended Regulations.

 Item 7. Exemption from Registration Claimed.
         ------------------------------------

                  Not applicable.

 Item 8. Exhibits
         --------

                  See Exhibit Index at page 7.

 Item 9. Undertakings
         ------------

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "1933 Act");

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the 1934 Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the 1934 Act (and each filing of an employee benefit plan's annual report pursuant to section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                        *   *   *   *   *   *


         (h) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the 1933 Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on the 18th day of March, 1997.

                                       EATON CORPORATION

                                       By  /s/ G.L. Gherlein
                                         -----------------------------
                                        G. L. Gherlein, Executive Vice
                                        President and General Counsel

                  Pursuant to the requirements of the 1933 Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                  Name              Title

    /s/ Stephen R. Hardis           Chairman and Chief Executive Officer;
------------------------------      Principal Executive Officer; Director
   Stephen R. Hardis

    /s/ Alexander M. Cutler         President and Chief Operating Officer;
------------------------------      Director
   Alexander M. Cutler

    /s/ Adrian T. Dillon            Vice President and Chief Financial and
------------------------------      Planning Officer; Principal Financial
   Adrian T. Dillon                 Officer; Director

    /s/ Ronald L. Leach             Vice President - Accounting; Principal
------------------------------      Accounting Officer
   Ronald L. Leach

    /s/ Neil A. Armstrong           Director
------------------------------
   Neil A. Armstrong

    /s/ Phyllis B. Davis            Director
------------------------------
   Phyllis B. Davis

    /s/ Ernie Green                 Director
------------------------------
   Ernie Green

    /s/ Charles E. Hugel            Director
------------------------------
   Charles E. Hugel

    /s/ John R. Miller              Director
------------------------------
   John R. Miller

    /s/ Victor A. Pelson            Director
------------------------------
   Victor A. Pelson

    /s/ A. William Reynolds         Director
------------------------------
   A. William Reynolds

    /s/ Gary L. Tooker                          Director
------------------------------
   Gary L. Tooker

*By  /s/ David M. O'Loughlin                    March 18, 1997
   --------------------------------------
   David M. O'Loughlin, Attorney-in-Fact
   for the Officers and Directors
   Signing in the capacities indicated

                                  EXHIBIT INDEX

Exhibit
Number             Description of Exhibit

4(a) Amended Articles of Incorporation of Eaton Corporation filed as Exhibit 3(i) to Form 8-K report dated May 19, 1994 and incorporated herein by reference.

4(b) Amended Regulations of Eaton Corporation filed as Exhibit (a)(3)(a) to Form 10-K report for the year ended December 31, 1994 and incorporated herein by reference.

23(a)    Consent of Ernst & Young LLP.

24       Power of Attorney.